EXHIBIT E



                            Agreement to Joint Filing

                       The Shell Petroleum Company Limited


The undersigned agrees that Amendment No. 3 to the Schedule 13D executed by Shell Capital Limited to which this Agreement to Joint Filing is attached as an exhibit is filed on behalf of The Shell Petroleum Company Limited pursuant to Rule 13d-1(k)(1) of the Securities Exchange Act of 1934.

Dated:  May 3, 2002

                                        THE SHELL PETROLEUM
                                        COMPANY LIMITED


                                        By: /s/ Jyoti Eruch Munsiff
                                           ---------------------------
                                           Name:   Jyoti Eruch Munsiff
                                           Title:  Company Secretary